Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 90 to the Registration Statement No. 033-43529 on Form N-1A of our report dated May 24, 2016 relating to the financial statements and financial highlights of Fidelity Advisor Freedom Income Fund, Fidelity Advisor Freedom 2005 Fund, Fidelity Advisor Freedom 2010 Fund, Fidelity Advisor Freedom 2015 Fund, Fidelity Advisor Freedom 2020 Fund, Fidelity Advisor Freedom 2025 Fund, Fidelity Advisor Freedom 2030 Fund, Fidelity Advisor Freedom 2035 Fund, Fidelity Advisor Freedom 2040 Fund, Fidelity Advisor Freedom 2045 Fund, Fidelity Advisor Freedom 2050 Fund, Fidelity Advisor Freedom 2055 Fund, and Fidelity Advisor Freedom 2060 Fund, appearing in the Annual Reports on Form N-CSR of Fidelity Aberdeen Street Trust for the year ended March 31, 2016, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Boston, Massachusetts March 30, 2017